UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014 (December 18, 2014)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2014 Cash Bonus Plan Payouts

On January 21, 2014, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) adopted the Company’s 2014 Cash Bonus Plan (the “Bonus Plan”) for the Company’s employees, including Thomas B. King, James V. Cassella, Edwin S. Kamemoto, Robert Lippe and Mark K. Oki (the “Executive Officers”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2014. The Bonus Plan was adopted to motivate and retain the Company’s employees.

Under the Bonus Plan, the Board set corporate goals for 2014 (the “Corporate Goals”). To pay any cash bonus award to any employee under the Bonus Plan, including the Executive Officers, the Company must achieve 70% of the Corporate Goals, as determined by the Board. To receive any portion of his cash bonus award, each employee must be actively employed by the Company on December 31, 2014 and be an employee in good standing.

Under the terms of the Bonus Plan, each employee, including each Executive Officer, was assigned a target bonus percentage of such employee’s current base salary for 2014, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Pursuant to the terms of the Bonus Plan, the target bonus percentage was set at 60% of base salary for the Chief Executive Officer, and 40% of base salary for the other Executive Officers. The bonus amount payable to each employee was targeted at such employee’s target bonus percentage, but employees, including the Executive Officers, may receive more than or less than 100% of their target bonus percentage, depending on corporate goal achievement, individual performance and Board discretion.

The amounts payable are weighted for each employee, including Executive Officers, such that the Board’s determination of the achievement of the Corporate Goals (and for all employees other than the Chief Executive Officer, the related department or individual goals as recorded with the Company’s 2014 year-end individual performance evaluations) will account for 80% of the evaluation factor of the bonus potential for each employee, with the remaining 20% of the bonus potential being subject to the discretion of the Board.

On December 18, 2014, the Board determined that the Company achieved 79% of the Corporate Goals, and approved the payment of the cash bonuses related to the Corporate Goals under the Bonus Plan, and each of the Executive Officers, in addition to the other participants in the Bonus Plan, became entitled to receive the cash bonus associated with the Corporate Goals. The amounts awarded to the Executive Officers in connection with the Corporate Goals were as follows:

Executive Officer	Bonus Amount
Thomas B. King	$241,181
President and Chief Executive Officer
James V. Cassella, Ph.D.	$135,690
Executive Vice President, Research and Development and Chief Scientific Officer
Mark K. Oki	$59,724
Senior Vice President, Finance, Chief Financial Officer and Secretary
Edwin S. Kamemoto	$91,640
Senior Vice President, Regulatory Affairs
Robert A. Lippe	$102,266
Executive Vice President, Operations and Chief Operations Officer

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan.

2015 Base Salary Increases

On December 18, 2014, the Board approved the following 2015 salary increases for the Executive Officers to be effective as of January 1, 2015. The salary increases were based upon merit and a peer company review conducted by Radford.

Executive Officer	New Base Salary
James V. Cassella, Ph.D.	$429,400
Executive Vice President, Research and Development and Chief Scientific Officer
Mark K. Oki	$324,450
Senior Vice President, Finance, Chief Financial Officer and Secretary
Edwin S. Kamemoto	$304,500
Senior Vice President, Regulatory Affairs
Robert A. Lippe	$387,600
Executive Vice President, Operations and Chief Operations Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: December 23, 2014	By:	/s/ Mark Oki

Mark Oki
Senior Vice President, Finance, Chief Financial Officer and Secretary